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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2003

GENUITY INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-30837 (Commission File Number)	74-2864824 (I.R.S. Employer Identification No.)
225 Presidential Way, Woburn, MA		01801
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, including Area Code: (781) 865-2000

        This is Page 1 of 5 Pages.

        Exhibit Index appears on page 5

ITEM 9. REGULATION FD DISCLOSURE

        On November 27, 2002, Genuity Inc. (the "Company" or "Genuity") and certain of its subsidiaries (collectively, the "Debtors") filed a petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the "Court"). The Company filed jointly with the following direct and indirect subsidiaries: BBN Advanced Computers Inc., BBN Certificate Services Inc., BBN Instruments Corporation, BBN Telecom Inc., Bolt Beranek and Newman Corporation, Genuity Business Trust, Genuity Employee Holdings LLC, Genuity International Inc., Genuity International Networks Inc., Genuity International Networks LLC, Genuity Solutions Inc., Genuity Telecom Inc., LightStream Corporation and NapNet L.L.C. The Debtors remain in possession of their assets and properties, and continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. Certain of the subsidiaries of the Company are not debtors in this Chapter 11 proceeding. The Debtors as "debtors-in-possession" continue to operate the nondebtor businesses under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy code.

        On February 3, 2003, the Debtors filed with the Court their required consolidated Monthly Operating Statement for the period from November 28, 2002 through December 31, 2002 (the "Monthly Operating Statement") in a form prescribed by the office of the United States Trustee of the Department of Justice for the Southern District of New York. Exhibit 99.1 to this Current Report on Form 8-K contains the text of the Monthly Operating Statement required to be filed with the Court. This Current Report (including the exhibits hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

        The Company's informational filings with the Court, including the Monthly Operating Statement, are available to the public at the office of the Clerk of the Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408. The Monthly Operating Statement may be available electronically, for a fee, through the Court's Internet web site at www.nysb.uscourts.gov (Case No. 02-43558).

        In connection with Genuity's bankruptcy filing, Genuity entered into an agreement with Level 3 Communications Inc. ("Level 3") pursuant to which Genuity and certain of its subsidiaries agreed to sell substantially all of their assets and operations to Level 3 (the "Asset Sale"). Genuity expects to close the Asset Sale in the near future. The Asset Sale is subject to customary closing conditions, and consequently, there can be no assurance that the Asset Sale will close. Following the Asset Sale, Genuity will seek to liquidate its remaining assets and distribute the proceeds to creditors. Due to uncertainties regarding the potential claims against Genuity and the amount of available proceeds, it is not possible to predict when the liquidation will be completed or how much will be available for distribution to creditors, however, it is unlikely that Genuity stockholders will receive any proceeds from the liquidation.

        The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Statement as it was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company or other Debtor, or any other affiliate of the Company. The Monthly Operating Statement was not audited and is in a format prescribed by the office of the United States Trustee of the Department of Justice for the Southern District of New York. However, in the opinion of the Company's management, the information reflects all adjustments necessary for a fair presentation of the results for the period presented in accordance with generally accepted accounting principles for interim financial statements. The Monthly Operating Statement should be read together with the audited consolidated financial statements in the Company's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). There can be no assurance that, from the perspective of an investor or potential investor in the Company's securities, the Monthly Operating Statement is complete. The Monthly Operating Statement also contains information for periods which are shorter or otherwise different from those required in the Company's reports pursuant to the Exchange Act.

        Certain statements in this Current Report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated in such statements due to a number of factors, including changes arising from our Chapter 11 filing and the liquidation and distribution of our remaining assets in bankruptcy.

        Additional factors that may affect our business and financial results are also discussed from time to time in our other filings with the Securities and Exchange Commission, including in our Form 10-K for the year ended December 31, 2001. The forward looking statements contained in this Current Report speak only as of the time the statements were given, and we do not undertake to revise those forward-looking statement to reflect events after the date of this Current Report.

        In accordance with general instruction B.2 of Form 8-K, the information in this report (including exhibits) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Exchange Act, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) Exhibits

99.1	Unaudited Monthly Operating Statement for the period from November 28, 2002 to December 31, 2002 filed with the United States Bankruptcy Court for the Southern District of New York.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUITY INC.
By:	/s/ DANIEL P. O'BRIEN Name: Daniel P. O'Brien Title: Executive Vice President and Chief Financial Officer

Date: February 3, 2003

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Monthly Operating Statement for the period from November 28, 2002 to December 31, 2002 filed with the United States Bankruptcy Court for the Southern District of New York.

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EXHIBIT INDEX